UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 31, 2019


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.
On October 31, 2019, AS-IP Tech, Inc. (ASIP) entered into a License Agreement with PT. Jalin Angkasa Indonesia (JAI).

ASIP and its associates have developed a new generation Bluetooth airline connectivity solution designated fflya (pronounced fly-a), that connects passengers and crew via the latest generation Low Earth Orbit Satellites.

fflya comprises multiple software frameworks embedded into an airlines existing booking app which extends the airlines digital reach as it brings it to life inflight. fflya is specifically developed for single isle airliners. Of the 18,000 currently in operation globally, only 10% have connectivity, the bulk of which operate in North America.

The fflya platform is the only ultra low-cost alternative to Wi-Fi, specifically designed for low cost and regional carriers, capable of supporting free passenger messaging, crew communications, inflight e-commerce, interactive airline promotions and telemetry data acquisition. The onboard system comprises 3 simple to install components and is 95% cheaper than International Wi-Fi platforms, so it can be easily underwritten by a self-funded business model.

JAI is an Indonesian limited liability company, involved in the communications industry and wants to market and supply fflya technology to customer airlines.

ASIP desires to have a marketing relationship in Indonesia for the sale and support of fflya to prospective airline customers, as according to a recent IATA study, Indonesia will grow to be the 4th largest airline market globally. Over recent months, JAI has introduced ASIP to senior management of several Indonesian airlines.

As a result, ASIP has agreed to grant JAI the exclusive right to market fflya in Indonesia and Malaysia and, subject to the successful launch in Indonesia, other regions as agreed.

Under the terms of the License Agreement, ASIP grants JAI, an exclusive
5 year license to provide the fflya program to JAIs customers. In return, JAI will fund all programs including Indonesian certification of the launch program and the establishment of a dedicated Indonesian communications gateway.

Under the licence, ASIP will receive commissions comprising 5% to 10% of the revenue after airline commissions (net revenue) on the launch airline, and 10% of the net revenue on all subsequent airlines.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: October 31, 2019